Exhibit 32.1

Certification Pursuant to Rule 13a-14(b)/15d-14(b) of the Securities Exchange Act of 1934

and 18 U.S.C. Section 1350

Matt Nicosia Executive Chairman and Chief Executive Officer of Vivakor, Inc. (the “Company”), certifies, pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, that:

(1)

the Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 780(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 22, 2010	/s/ Matt Nicosia
Matt Nicosia
Executive Chairman and Chief Executive Officer (Chief Accounting Officer)